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                                                                     EXHIBIT 4.5

                        SUNTECH POWER HOLDINGS CO., LTD.

                          REGISTRATION RIGHTS AGREEMENT

                                February 12, 2007

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                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 12, 2007, by and among Suntech Power Holdings Co., Ltd., an exempted company with limited liability under the laws of the Cayman Islands (the "Company"), and UBS Securities LLC, Goldman Sachs (Asia) L.L.C. and ABN AMRO Bank N.V., Hong Kong Branch and N M Rothschild & Sons (Hong Kong) Limited, each trading as ABN AMRO Rothschild ("AAR") (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement, dated February 7, 2007 (the "Purchase Agreement"), among the Company and the Initial Purchasers.

            In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

            The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Covered Securities (as defined herein) (each of the foregoing a "Holder" and, together, the "Holders"), as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Additional Filing Deadline Date" has the meaning set forth in
      Section 2(e) hereof.

            (b) "additional interest" has the meaning set forth in Section 2(e) hereof.

            (c) "Additional Interest Accrual Period" has the meaning set forth in Section 2(e) hereof.

            (d) "Additional Interest Amount" has the meaning set forth in
      Section 2(e) hereof.

            (e) "Additional Interest Payment Date" means each February 15 and August 15 of each year.

            (f) "ADSs" means American depositary shares of the Company, each representing one Ordinary Share.

            (g) "Affiliate" means, with respect to any specified person, an "affiliate," as defined in Rule 144, of such person. An Affiliate of AAR shall include ABN AMRO Bank N.V., Hong Kong Branch, N M Rothschild & Sons (Hong Kong) Limited and each of their respective group members.

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            (h) "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

            (i) "Automatic Shelf Registration Statement" has the meaning ascribed to it in Rule 405.

            (j) "Business Day" means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close.

            (k) "Claim" has the meaning set forth in Section 9(o) hereof.

            (l) "Conversion Rate" has the meaning ascribed to it in the Indenture.

            (m) "Covered Security" has the meaning set forth in Section 1(qq) hereof.

            (n) "Depositary" shall mean The Bank of New York or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

            (o) "Designated Counsel" means one (1) counsel, if any, for the Holders in connection with the Shelf Registration Statement, which Designated Counsel shall be designated in writing to the Company by Holders of a majority of the Registrable Securities.

            (p) "Effectiveness Deadline Date" has the meaning set forth in
      Section 2(a) hereof.

            (q) "Effectiveness Period" means a period that terminates when there are no Registrable Securities outstanding.

            (r) "Event" has the meaning set forth in Section 2(e) hereof.

            (s) "Event Date" has the meaning set forth in Section 2(e) hereof.

            (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            (u) "Form F-1" means Form F-1 under the Securities Act.

            (v) "Form F-3" means Form F-3 under the Securities Act.

            (w) "Holder" has the meaning set forth in the preamble hereto.

            (x) "Holder Information" has the meaning set forth in Section 6(b) hereof.

            (y) "Indemnified Party" has the meaning set forth in Section 6(c) hereof.

            (z) "Indemnifying Party" has the meaning set forth in Section 6(c) hereof.

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            (aa) "Indenture" means the Indenture, dated as of February 12, 2007, between the Company and the Trustee, pursuant to which the Notes are being issued.

            (bb) "Initial Purchasers" has the meaning set forth in the preamble hereto.

            (cc) "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

            (dd) "Issue Date" means February 12, 2007.

            (ee) "Issuer Free Writing Prospectus" shall have the meaning set forth in Section 2(g) herein.

            (ff) "judgment currency" has the meaning set forth in Section 9(p) hereof.

            (gg) "Material Event" has the meaning set forth in Section 3(j) hereof.

            (hh) "Notes" means the 0.25% Convertible Senior Notes due 2012 of the Company to be purchased pursuant to the Purchase Agreement.

            (ii) "Notice and Questionnaire" means a written notice and questionnaire delivered to the Company and containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company, dated February 7, 2007, relating to the Notes.

            (jj) "Notice Holder" means, on a given date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, provided not all of such Holder's Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have been sold in accordance with a Shelf Registration Statement.

            (kk) "Option Purchase Date" has the meaning ascribed to it in the Indenture.

            (ll) "Ordinary Shares" means the ordinary shares, $0.01 par value per share, of the Company, including the Underlying Ordinary Shares, or such other shares or equity interests in the Company's share capital into which such ordinary shares is reclassified or changed.

            (mm) "Proceeding" has the meaning set forth in Section 6(c) hereof.

            (nn) "Prospectus" means each prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 under the Securities Act), and each amendment or prospectus supplement relating thereto, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in the foregoing.

            (oo) "Purchase Agreement" has the meaning set forth in the preamble hereof.

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            (pp) "Record Date" means, (i) February 1, with respect to an
      Additional Interest Payment Date that occurs on February 15 and (ii) August 1, with respect to an Additional Interest Payment Date that occurs on August 15.

            (qq) "Record Holder" means, with respect to an Additional Interest Payment Date relating to a Registrable Security for which any Additional Interest Amount has accrued, a Notice Holder that was the holder of record of such Registrable Security at the close of business on the Record Date relating to such Additional Interest Payment Date.

            (rr) "Redemption" has the meaning ascribed to it in the Indenture.

            (ss) "Redemption Date" has the meaning ascribed to it in the Indenture.

            (tt) "Registrable Securities" means (a) the Notes, until such Notes have been converted, (b) at all times, the Underlying Ordinary Shares and any security issued with respect thereto upon any share dividend, split or similar event, (c) at all times, any Underlying ADSs issued upon conversion of the Notes if such issuance is not made pursuant to an effective registration statement on Form F-6, and (d) at all times, any securities (other than the Company's ADSs or Ordinary Shares) which the Notes become convertible into in accordance with the terms of the Indenture (each of the foregoing, a "Covered Security") until, in the case of any such security, the earliest of:

                  (i) the date on which such security has been effectively
            registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto (including, in the case of Underlying Ordinary shares, the disposal thereof in the form of ADSs issued pursuant to an effective registration statement on Form F-6);

                  (ii) the second anniversary of the first date on which the
            Company first issues the Notes; or

                  (iii) the date on which such security has been publicly sold pursuant to Rule 144 or any successor provision thereto (including, in the case of Underlying Ordinary Shares, the sale thereof in the form of ADSs issued pursuant to an effective registration statement on Form F-6).

            (uu) "Registration Expenses" has the meaning set forth in Section 5 hereof.

            (vv) "Registration Statement" means each registration statement, including each Shelf Registration Statement, under the Securities Act, of the Company that covers any of the Registrable Securities pursuant to this Agreement, including any information deemed to be part of and included in such registration statement pursuant to the rules of the SEC and all amendments and supplements to such registration statement and including all post-effective amendments to, all exhibits of, and all materials incorporated by reference or deemed to be incorporated by reference in, such registration statement, amendment or supplement.

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            (ww) "Repurchase at Holder's Option" has the meaning ascribed to it in the Indenture.

            (xx) "Repurchase Date" has the meaning ascribed to it in the Indenture.

            (yy) "Repurchase Upon Repurchase Event" has the meaning ascribed to it in the Indenture.

            (zz) "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (aaa) "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (bbb) "Rule 405" means Rule 405 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (ccc) "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (ddd) "Rule 424" means Rule 424 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (eee) "Rule 430B" means Rule 430B under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (fff) "Rule 456" means Rule 456 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (ggg) "Rule 457" means Rule 457 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (hhh) "SEC" means the Securities and Exchange Commission.

            (iii) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

            (jjj) "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

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            (kkk) "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

            (lll) "Subsequent Shelf Registration Statement Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

            (mmm) "Suspension Notice" has the meaning set forth in Section 3(j) hereof.

            (nnn) "Suspension Period" has the meaning set forth in Section 3(j) hereof.

            (ooo) "TIA" means the Trust Indenture Act of 1939, as amended.

            (ppp) "Trustee" means Wilmington Trust Company, the trustee under the Indenture.

            (qqq) "Underlying ADSs" means the ADSs issuable upon conversion of the Notes.

            (rrr) "Underlying Ordinary Shares" means the Ordinary Shares represented by the Underlying ADSs.

      2. Shelf Registration.

            (a) The Company shall prepare and file, or cause to be prepared and filed, with the SEC, a Registration Statement (the "Initial Shelf Registration Statement") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by Holders thereof of all of the Registrable Securities (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering the resale from time to time by Notice Holders of their Registrable Securities). The Initial Shelf Registration Statement shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution indicated in their Notice and Questionnaires (provided, however, that in no event will such methods of distribution take the form of an underwritten offering of Registrable Securities without the Company's prior written consent, which the Company may withhold in its sole discretion). In no event shall the Initial Shelf Registration Statement be filed with the SEC prior to completion of the offering of the Notes contemplated by the Purchase Agreement. The Company shall use its reasonable best efforts to (i) cause the Initial Shelf Registration Statement to become effective under the Securities Act by the date (the "Effectiveness Deadline Date") that is two hundred and forty (240) days after the Issue Date and (ii) keep the Initial Shelf Registration Statement (and any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period (except to the extent permitted under Section 3(j)). At the time the Initial Shelf Registration Statement becomes effective under the Securities Act, each Holder that became a Notice Holder on or before the fifth (5th) Business Day before the date of such effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in

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      such a manner as to permit such Notice Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with the Securities Act, assuming the accuracy of the information in such Notice Holder's Notice and Questionnaire.

            (b) If, for any reason, at any time during the Effectiveness Period any Shelf Registration Statement ceases to be effective under the Securities Act, or ceases to be usable for the purposes contemplated hereunder, in each case except to the extent permitted under Section 3(j), the Company shall use its reasonable best efforts to promptly cause such Shelf Registration Statement to become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement) or promptly cause such Shelf Registration Statement to be useable for purposes contemplated hereunder, and in any event shall, within thirty (30) days, (i) amend such Shelf Registration Statement in a manner reasonably expected to cause the same to become usable for the purposes contemplated hereunder or obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement, as applicable, or (ii) file an additional Registration Statement (a "Subsequent Shelf Registration Statement") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering the resale from time to time by Notice Holders of their securities that are Registrable Securities as of the time of such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (A) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the Subsequent Shelf Registration Statement Effectiveness Deadline Date and (B) keep such Subsequent Shelf Registration Statement (or another Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period (except to the extent permitted under Section 3(j)). Each such Subsequent Shelf Registration Statement, if any, shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution indicated in their Notice and Questionnaires (provided, however, that in no event will such methods of distribution take the form of an underwritten offering of Registrable Securities without the Company's prior written consent, which the Company may withhold in its sole discretion).

            (c) Subject to Section 2(d)(i)(A), the Company shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or, to the extent the Company does not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

            (d)

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                  (i) Each Holder of Registrable Securities agrees that, if such
            Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(j). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Shelf Registration Statement. If a Holder becomes a Notice Holder after the fifth (5th) Business Day before the date the Initial Shelf Registration Statement becomes effective under the Securities Act, the Company shall, within thirty
            (30) days after the date such Holder became a Notice Holder (or, if a Suspension Period either is in effect when such Holder became a Notice Holder or is put into effect within five (5) Business Days after the date such Holder became a Notice Holder, then within thirty (30) days after the expiration of such Suspension Period),

                        (A) file with the SEC a supplement to the related
                  Prospectus (or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement), and all other document(s), in each case as is required so that such Notice Holder is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver a Prospectus to purchasers of the Registrable Securities in accordance with the Securities Act; provided, however, that, if a post-effective amendment or a Subsequent Shelf Registration Statement is required by the rules and regulations of the SEC in order to permit resales by such Notice Holder, the Company shall not be required to file more than one (1) post-effective amendment or Subsequent Shelf Registration Statement for such purpose in any ninety (90) day period; provided further, that in no event shall the Company be obligated to file more than one (1) such supplement in any thirty (30) day period;

                        (B) if, pursuant to Section 2(d)(i)(A), the Company
                  shall have filed a post-effective amendment to the Shelf Registration Statement or filed a Subsequent Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, to become effective under the Securities Act as promptly as practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date," in the case of a post-effective amendment, and the "Subsequent Shelf Registration Statement Effectiveness Deadline Date," in the case of a Subsequent Shelf Registration Statement) that is forty five (45) days after the date such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, is required by this Section 2(d) to be filed with the SEC;

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                        (C) the Company shall provide such Notice Holder, upon
                  request, with a reasonable number of copies of any documents filed pursuant to clause (A) above;

                        (D) the Company shall notify such Notice Holder as
                  promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Shelf Registration Statement filed pursuant to clause (A) above;

                        (E) if such Holder became a Notice Holder during a
                  Suspension Period, or a Suspension Period is put into effect within five (5) Business Days after the date such Holder became a Notice Holder, the Company shall so inform such Notice Holder and shall, subject to the limitations of this
                  Section 2(d), take the actions set forth in clauses (A), (B) and (C) above within thirty (30) days after expiration of such Suspension Period in accordance with Section 3(j); and

                        (F) if, under the Securities Act, the Company has more
                  than one option as to the type or manner of making any such filing, the Company shall make the required filing or filings in the manner or of a type that the Company reasonably expects to result in the earliest availability of a Prospectus for effecting resales of Registrable Securities.

                  (ii) Notwithstanding anything contained herein to the
            contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder (regardless of when such Holder became a Notice Holder) shall be named as a selling securityholder in a Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d) or Section 2(a), as applicable.

            (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

                  (i) the Initial Shelf Registration Statement has not become effective under the Securities Act on or prior to the Effectiveness Deadline Date;

                  (ii) either a supplement to a Prospectus, a post-effective amendment or a Subsequent Shelf Registration Statement is required to be filed with the SEC and fails to be filed with the SEC within the prescribed period and in the manner set forth in Section 2(d) (the date such filing is required to be made being an "Additional Filing Deadline Date") or, in the case of a post-effective amendment or a Subsequent Shelf Registration Statement, such post-effective amendment or Subsequent Shelf Registration Statement does not become effective under the

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            Securities Act by the Amendment Effectiveness Deadline Date or the
            Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be;

                  (iii) the Initial Shelf Registration Statement or any
            Subsequent Registration Statement is filed with the SEC and becomes effective under the Securities Act but shall thereafter cease to be effective (without being succeeded immediately by a new Registration Statement that is filed and immediately becomes effective under the Securities Act) or usable under the Securities Act for the offer and sale of Registrable Securities in the manner contemplated by this Agreement for a period of time (including any Suspension Period) which shall exceed forty five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period; or

                  (iv) any Registration Statement or amendment thereto, at the time it becomes effective under the Securities Act, or any Prospectus relating thereto, at the time it is filed with the SEC or, if later, at the time the Registration Statement to which such Prospectus relates becomes effective under the Securities Act, shall fail to name each Notice Holder as a selling securityholder in such a manner as to permit such Notice Holder to sell its Registrable Securities pursuant to such Registration Statement and Prospectus in accordance with the Securities Act, which Notice Holder was required, pursuant to the terms of this Agreement, to be so named (it being understood that, without limitation, naming such Notice Holder in a manner that permits such Notice Holder to sell only a portion of such Notice Holder's Registrable Securities referenced in such Notice Holder's Notice and Questionnaire shall be deemed to be an "Event" (as defined below) for purposes of this clause (iv)).

      Each of the events of a type described in any of the foregoing clauses (i) through (iv) are individually referred to herein as an "Event," and

                        (W) the Effectiveness Deadline Date, in the case of
                  clause (i) above,

                        (X) the Additional Filing Deadline Date, the Amendment
                  Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be, in the case of clause (ii) above,

                        (Y) the date on which the duration of the
                  ineffectiveness or unusability of the Shelf Registration Statement exceeds the number of days permitted by clause (iii) above, in the case of clause (iii) above, and

                        (Z) the date the applicable Registration Statement or
                  amendment thereto shall become effective under the Securities Act, or the date the applicable Prospectus is filed with the SEC or, if later, the time the Registration Statement to which such Prospectus relates becomes

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                  effective under the Securities Act, as the case may be, in the case of clause (iv) above,

      are each herein referred to as an "Event Date." Events shall be deemed to continue until the following dates with respect to the respective types of
      Events:

                        (A) the date the Initial Shelf Registration Statement
                  becomes effective under the Securities Act, in the case of an Event of the type described in clause (i) above;

                        (B) the date a supplement to a Prospectus, a
                  post-effective amendment or a Subsequent Shelf Registration Statement, whichever is required, is filed with the SEC (in the case of a supplement) or becomes effective under the Securities Act (in the case of a post-effective amendment or a Subsequent Shelf Registration Statement), in the case of an Event of the type described in clause (ii) above;

                        (C) the date the Initial Shelf Registration Statement or
                  the Subsequent Shelf Registration Statement, as the case maybe, becomes effective and usable under the Securities Act again, or the date another Subsequent Shelf Registration Statement is filed with the SEC pursuant to Section 2(b) and becomes effective, in the case of an Event of the type described in clause (iii) above; or

                        (D) the date a supplement to the Prospectus is filed
                  with the SEC, or the date a post-effective amendment to the Registration Statement becomes effective under the Securities Act, or the date a Subsequent Shelf Registration Statement becomes effective under the Securities Act, which supplement, post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, names as selling securityholders, in such a manner as to permit them to deliver the related Prospectus to purchasers of Registrable Securities in the manner contemplated by, and in accordance with, the Securities Act, all Notice Holders required as herein provided to be so named, in the case of an Event of the type described in clause (iv) above.

      Notwithstanding anything herein to the contrary, Events described in clauses (i), (ii) and (iv) above will be deemed to be suspended during any Suspension Period unless the duration of such Suspension Period exceeds forty five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period.

      Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an "Additional Interest Accrual Period"), the Company agrees to pay, as additional interest ("additional interest") and not as a penalty, an amount (the "Additional Interest Amount") at the rate described below, payable semi-annually on each Additional Interest Payment Date to Record Holders, to the extent of, for each such Additional

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      Interest Payment Date, the unpaid Additional Interest Amount that has accrued to (but excluding) such Additional interest Payment Date (or, if the Additional Interest Accrual Period shall have ended prior to such Additional Interest Payment Date, to, but excluding, the day immediately after the last day of such Additional Interest Accrual Period); provided, however, that any unpaid Additional Interest Amount that has accrued with respect to any Note, or portion thereof, called for Redemption on a Redemption Date, or purchased by the Company pursuant to a Repurchase at Holder's Option or Repurchase Upon Repurchase Event on an Option Purchase Date or Repurchase Date, as the case may be, that is after the close of business on the Record Date relating to such Additional Interest Payment Date and before such Additional Interest Payment Date, shall, in each case, be instead paid, on such Redemption Date, Option Purchase Date or Repurchase Date, as the case may be, to the Holder who submitted such Note or portion thereof for Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, as the case may be.

      The Additional Interest Amount shall accrue at a rate per annum equal to one quarter of one percent (0.25%) for the ninety (90) day period beginning on, and including, the Event Date, and thereafter at a rate per annum equal to one half of one percent (0.50%), of the aggregate principal amount of the Notes of which such Record Holders were holders of record at the close of business on the applicable Record Date; provided, however, that:

                  (I) no Additional Interest Amounts shall accrue as to any
            Covered Security from and after the earlier of (x) the date such Covered Security is no longer a Registrable Security, (y) in the case of a Covered Security that is a Note, the date, and to the extent, such Note is converted in accordance with the Indenture and
            (z) the expiration of the Effectiveness Period;

                  (II) only those Holders (or their subsequent transferees) that were failed to be named as selling securityholders in the manner prescribed in Section 2(e)(iv) above shall be entitled to receive any Additional Interest Amounts that have accrued solely with respect to an Event of the type described in Section 2(e)(iv) above (it being understood that this clause (II) shall not impair any right of any Holder to receive Additional Interest Amounts that have accrued with respect to an Event other than an Event of the type described in Section 2(e)(iv) above);

                  (III) only those Holders (or their subsequent transferees)
            whose delivery of a Notice and Questionnaire gave rise to the obligation of the Company, pursuant to Section 2(d)(i), to file and, if applicable, make effective under the Securities Act the supplement, post-effective amendment or Subsequent Shelf Registration Statement referred to in Section 2(e)(ii) above shall be entitled to receive any Additional Interest Amounts that have accrued solely with respect to an Event of the type described in
            Section 2(e)(ii) above (it being understood that this clause (Ill) shall not impair any right of any Holder to receive Additional Interest

            Amounts that have accrued with respect to an Event other than an Event of the type described in Section 2(e)(ii) above); and

                  (IV) if a Covered Security ceases to be outstanding during an
            Additional Interest Accrual Period for which an Additional Interest Amount would be payable with respect to such Covered Security, then the Additional Interest Amount payable hereunder with respect to such Covered Security shall be prorated on the basis of the number of full days such Covered Security is outstanding during such Additional Interest Accrual Period.

      Except as provided in the final paragraph of this Section 2(e), (i) the rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this Section 2(e) notwithstanding the occurrence of multiple concurrent Events and (ii) following the cure of all Events requiring the payment by the Company of Additional Interest Amounts to the Holders pursuant to this Section, the accrual of Additional Interest Amounts shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Interest Amounts by the Company). All installments of additional interest shall be paid by wire transfer of immediately available funds to the account specified by the Notice Holder or, if no such account is specified, by mailing a check to such Notice Holder's address shown in the register of the registrar for the Notes or, with respect to any Notes that have been converted, such Notice Holder's mailing address as shown on its Notice and Questionnaire. Subject to any rights that may arise under Section 6, the parties hereto agree that the additional interest provided for hereunder shall constitute the sole and exclusive remedy for an Event that occurs with respect to any Note or with respect to any ADSs (or Ordinary Shares represented by such ADSs) that both underlie such Note and are not outstanding, provided, however, that nothing in this sentence shall affect the rights hereunder of a holder of outstanding Underlying ADSs.

      All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such Registrable Security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(n)).

      The parties hereto agree that the additional interest provided for in this
      Section 2(e) constitutes a reasonable estimate of the damages in respect of the Notes that may be incurred by Holders of the Notes by reason of an Event relating to such Notes, including, without limitation, the failure of a Shelf Registration Statement to be filed, become effective under the Securities Act, amended or replaced to include the names of all Notice Holders or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

      If any Additional Interest Amounts are not paid when due, then, to the extent permitted by law, such overdue Additional Interest Amounts, if any, shall bear interest, compounded semi-annually, until paid at the rate of interest payable with respect to overdue amounts on the Notes pursuant to Section 2.12 of the Indenture.

            (f) The Trustee shall be entitled, on behalf of Holders, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest Amount.

            (g) The Company agrees that it will not, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder agrees that it will not, unless it obtains the prior written consent of the Company and any such managing underwriter, make any offer relating to the Covered Securities that would constitute, as the case may be, an "issuer free writing prospectus," as defined in Rule 433 under the 1933 Act (an "Issuer Free Writing Prospectus"), or a "free writing prospectus," as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Shelf Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statements and the Prospectuses, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

            (a) Prepare and file with the SEC a Shelf Registration Statement or Shelf Registration Statements in the manner provided in this Agreement and use its reasonable best efforts to cause each such Shelf Registration Statement to become effective under the Securities Act and remain effective under the Securities Act as provided herein; provided, that, before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Initial Purchasers and Designated Counsel, if any, copies of all such documents proposed to be filed and give reasonable consideration to any comments as the Initial Purchasers, Designated Counsel, if any, or such counsel shall propose within two (2) Business Days of the delivery of such copies to the Initial Purchasers, Designated Counsel, if any, and such counsel. Each Registration Statement that is or is required by this Agreement to be filed with the SEC shall be filed on Form F-3 if the Company is then eligible to use Form F-3 for the purposes contemplated by this Agreement, or, if the Company is not then so eligible to use Form F-3, shall be on Form F-1 or another appropriate form that is then available to the Company for the purposes contemplated by this Agreement. Each such Registration Statement that is filed on Form F-3 shall constitute an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Registration Statement on Form F-3 for the purposes contemplated by this Agreement. If, at the time any Registration Statement is filed with the SEC, the Company is eligible, pursuant to Rule 430B(b), to omit, from the prospectus that is filed as part of such Registration

      Statement, the identities of selling securityholders and amounts of securities to be registered on their behalf, then the Company shall prepare and file such Shelf Registration Statement in a manner as to permit such omission and to allow for the subsequent filing of such information in a prospectus pursuant to Rule 424(b) in the manner contemplated by Rule 430B(d).

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement or Subsequent Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period (except to the extent permitted under Section 3(j)); cause the related Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, to be filed with the SEC pursuant to Rule 424; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by each Shelf Registration Statement during the Effectiveness Period (except to the extent permitted under Section 3(j)) in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

            (c) If, at any time during the Effectiveness Period, any Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which such Registration Statement was filed with the SEC (or if such Registration Statement constituted an Automatic Shelf Registration Statement at the time it was filed with the SEC and shall thereafter cease to constitute an Automatic Shelf Registration Statement, or if the Company shall have received, from the SEC, a notice, pursuant to Rule 401(g)(2) under the Securities Act, of objection to the use of the form on which such Registration Statement was filed with the SEC), (i) promptly give notice to the Notice Holders, Designated Counsel, if any, and to the Initial Purchasers and (ii) promptly file with the SEC a new Registration Statement under the Securities Act, or a post-effective amendment to such Registration Statement, to effect compliance with the Securities Act. The Company shall use its reasonable best efforts to cause such new Registration Statement or post-effective amendment to become effective under the Securities Act as soon as practicable and shall promptly give notice of such effectiveness to the Notice Holders, Designated Counsel, if any, and to the Initial Purchasers. Each such new Registration Statement, if any, shall be deemed, for purposes of this Agreement, to be a Subsequent Shelf Registration Statement.

            (d) During the Effectiveness Period, as promptly as practicable, give notice to the Notice Holders, the Initial Purchasers, Designated Counsel, if any:

                  (i) when any Prospectus, Prospectus supplement, Registration
            Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to any Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act,

                  (ii) of any request, following the effectiveness of a Shelf
            Registration Statement under the Securities Act, by the SEC or any other governmental authority for amendments or supplements to such Shelf Registration Statement or the related Prospectus or for additional information,

                  (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose,

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

                  (v) after the effective date of any Shelf Registration
            Statement filed with the SEC pursuant to this Agreement, of the occurrence of (but not the nature of or details concerning) a Material Event, and

                  (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement (including Subsequent Shelf Registration Statement) will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(j)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(j) shall apply.

            (e) Subject to the terms hereof, use its reasonable best efforts to
      (i) prevent the issuance of, and, if issued, to obtain the withdrawal of, any order suspending the effectiveness of a Shelf Registration Statement and (ii) obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder, the Initial Purchasers and Designated Counsel, if any, of the withdrawal or lining of any such order or suspension.

            (f) Give reasonable consideration to any written request by the Initial Purchasers or any Notice Holder, to incorporate in a Prospectus supplement or a post-effective amendment to a Shelf Registration Statement such information as the Initial Purchasers, such Notice Holder or Designated Counsel, if any, shall have determined to be required to be included therein by applicable U.S. law and, if the Company determines pursuant hereto to give effect to such request, to make any required filings of such Prospectus supplement or such post-effective amendment as promptly as practicable.

            (g) As promptly as practicable, furnish, upon request, to each Notice Holder, Designated Counsel, if any, and the Initial Purchasers, without charge, at least one (1) conformed copy of each Shelf Registration Statement and each amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, Designated Counsel or the Initial Purchasers).

            (h) During the Effectiveness Period, deliver to each Notice Holder, Designated Counsel, if any, and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder or the Initial Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus and each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

            (i) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or, if required, Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits, other than those arising out of and limited solely to the offering or sale of Registrable Securities, in any jurisdiction where it is not now so subject.

            (j) Upon: (A) the occurrence or existence of any pending or prospective corporate development (a "Material Event") that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any Shelf Registration Statement and the related Prospectus; (B) the issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of proceedings with respect to any Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; or (C) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

                  (i) in the case of clause (A) or (C) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to the Securities Act, a post-effective amendment to such Shelf Registration Statement or a supplement to such Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (it being understood that the Company may rely on information with respect to a Notice Holder provided by such Notice Holder to the Company for use in such Prospectus, including, without limitation, the Holder Information), and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to become effective under the Securities Act as promptly as practicable, and

                  (ii) give notice to the Notice Holders, the Initial Purchasers and Designated Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a "Suspension Notice") (and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above or until such Notice Holder is advised in writing by the Company that the Prospectus may be used).

      The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate, (y) in the case of clause (B) above, as promptly as is practicable, and (z) in the case of clause (C) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the "Suspension Period") without the Company incurring any obligation to pay additional interest pursuant to Section 2(e) shall not exceed forty five (45) days in the aggregate in any three
      (3) month period or ninety (90) days in the aggregate in any twelve (12) month period.

            (k) Make available for inspection during normal business hours by representatives for the Notice Holders (and any underwriters participating in any disposition pursuant to any Shelf Registration Statement to the extent permitted hereunder) and any broker-dealers, attorneys and accountants retained by such Notice Holders (or any such underwriters, if applicable), all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such underwriters, broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that such person will not engage in any transaction involving Company securities in violation of applicable law (including without limitation federal securities laws prohibiting trading on the basis of material non-public information) and that any information that is confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement) or necessary to defend or prosecute a claim brought against or by any such persons (e.g., to establish a "due diligence" defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company; provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by Designated Counsel.

            (l) Comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to any Shelf Registration Statement; and make generally available to its securityholders earnings statements covering a period of twelve (12) months (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

            (m) If electronic global certificates for the Registrable Securities are not then available, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

            (n) Provide a CUSIP number for all Registrable Securities covered by a Shelf Registration Statement not later than the effective date of the Initial Shelf Registration Statement and provide the Trustee and the Depository with certificates, if required, for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

            (o) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

            (p) Upon the filing of the Initial Shelf Registration Statement, and upon the effectiveness under the Securities Act of the Initial Shelf Registration Statement, if the effective date is different from the filing date, announce the same, in each case by release through a reputable national newswire service in the United States.

            (q) Except as otherwise provided herein, take all actions as are necessary, or reasonably requested by the Holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of the Registrable Securities.

            (r) Cause the Indenture to be qualified under the TIA not later than the effective date of the Initial Shelf Registration Statement; and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

            (s) Use its reasonable best efforts to cause the Underlying ADSs to be listed on The New York Stock Exchange.

      4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that, as of the time of such sale, the Holder Information of such Holder furnished in writing by or on behalf of such Holder to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such Holder Information, in the light of the circumstances under which they were made, not misleading. Each Holder agrees to keep confidential the receipt of any Suspension Notice and the contents thereof, except as required pursuant to applicable law.

      5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 and Section 3 of this Agreement whether or not any of the Shelf Registration Statements are filed or declared effective under the Securities Act. Such fees and expenses ("Registration Expenses") shall include, without limitation, (i) all registration and filing fees and expenses (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities laws and state securities or Blue Sky laws, if any, (including, without limitation, reasonable fees and disbursements of Designated Counsel, if any, in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions), (ii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement,
(iii) all fees and disbursements of counsel for the Company, (iv) all fees and disbursements of Designated Counsel, the selection of whom shall be reasonably agreed by the Company, (v) all fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Ordinary Shares, and
(vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company, the expense of any annual audit or quarterly review, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange or quotation system on which similar securities of the Company are then listed and the fees and expenses of any person, including, without limitation, special experts, retained by the Company. If the Company shall, pursuant to Rule 456(b), defer payment of any registration fees due under the Securities Act with respect to any Registration Statement, the Company agrees that it shall pay the fees applicable to such Registration Statement within the time required by Rule 456(b)(1)(i) (without reliance on the proviso to Rule 456(b)(1)(i)) and in compliance with Rule 456(b) and Rule 457(r). Each Holder shall pay all brokerage fees and commissions incurred by it, all transfer taxes incurred by it, the fees and expenses of any advisors the Holder engages and all similar fees and costs incurred by such Holder relating to such Holder's disposition of Registrable Securities.

      6. Indemnification, Contribution.

            (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, each Holder, each person (a "Controlling Person"), if any, who controls, is controlled by or is under common control with any Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective Affiliates (including joint venture counterparts), officers, directors, partners, employees, representatives and agents of any Initial Purchaser, the Holders or any Controlling Person (each, an "Indemnified Party"), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which such statements were made, not misleading, and the Company shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section 6(a) in any such case insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of an Initial Purchaser or a Holder to the Company expressly for use in, any Registration Statement, Prospectus or Issuer Free Writing Prospectus, including, without limitation, information provided to the Company by such Holder in a Notice and Questionnaire; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party; provided further, however, that no Initial Purchaser or Holder shall be entitled to this indemnity to the extent, and only to the extent, such loss, damage, expense, liability, claim or action arises out of a disposition, pursuant to a Registration Statement, of Registrable Securities by such Initial Purchaser or Holder, as the case may be, during a Suspension Period, provided such Initial Purchaser or Holder, as the case may be, received, prior to such disposition, a Suspension Notice with respect to such Suspension Period.

            (b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees, representatives and agents and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Party") from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (the "Holder Information") furnished in writing by or on behalf of such Holder to the Company expressly for use in, any Registration Statement or Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Holder Information, which material fact was not contained in such Holder Information, and which material fact was either required to be stated in any Registration Statement or Prospectus, or any amendment or supplement thereto, or necessary to make such Holder Information not misleading; (B) a sale, by such Holder, pursuant to a Registration Statement, of Registrable Securities during a Suspension Period, provided that the Company shall have theretofore provided such Holder with a Suspension Notice with respect to such Suspension Period; or
      (C) a public sale of Registrable Securities by such Holder without delivery, if required by the Securities Act, of the most recent applicable Prospectus provided to such Holder by the Company pursuant to Section 3(h) or Section 2(d)(i)(C); and, subject to the limitation set forth in the immediately preceding clause, each Holder shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, damage, expense, liability, claim or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale, pursuant to the Registration Statement, of the Registrable Securities giving rise to such indemnification obligation.

            (c) If any action, suit or proceeding (each, a "Proceeding") is brought against any person in respect of which indemnity may be sought pursuant to either Section 6(a) or Section 6(b), such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expense; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such Indemnified Party shall have reasonably concluded that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party, in any of which events such fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings (in additional to any local counsel) representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least thirty (30) days' prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

            (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under Section 6(a) or Section 6(b), or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Holders or the Initial Purchasers, on the other hand, from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Holders or the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders or the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

            (e) The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
      Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(d) above. Notwithstanding the provisions of this
      Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities giving rise to such contribution obligation and sold by such Holder were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Registration Statement, and not joint. The remedies provided for in this
      Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
      Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or the Initial Purchasers or any person controlling any Holder or Initial Purchaser, or the Company, or the Company's officers or directors or any person controlling the Company and
      (iii) the sale of any Registrable Security by any Holder.

      7. Information Requirements.

            (a) The Company covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has duly filed all reports required to be filed by it under Section 13 or 15(d) the Exchange Act during the preceding twelve (12) months, unless such a statement has been included in the Company's most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of Exchange Act.

            (b) During the Effectiveness Period, the Company shall use its commercially reasonable efforts to comply with all requirements set forth in the instructions to Form F-3 in order to allow the Company to be eligible to file registration statements on Form F-3. The Company shall use its commercially reasonable efforts to remain eligible, pursuant to Rule 430B(b), to omit, from the prospectus that is filed as part of a Shelf Registration Statement, the identities of selling securityholders and amounts of securities to be registered on their behalf.

      8. Underwritten Registrations.

            Notwithstanding anything herein to the contrary, in no event shall Registrable Securities be offered and sold pursuant hereto through a Shelf Registration Statement pursuant to an underwritten offering without the prior written agreement of the Company. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering.

      9. Miscellaneous.

            (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Initial Purchasers and the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or Holder may obtain such relief as may be required to specifically enforce the Company's obligations under this Agreement. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing two sentences, this Section 9(a) shall not apply to the subject matter referred to in and contemplated by Section 2(e).

            (b) No Conflicting Agreements. The Company will not on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder are not in conflict with the rights granted to the holders of the Company's securities under any other agreements.

            (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of outstanding Registrable Securities; provided, however, that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (A) when made, if made by hand delivery, (B) upon confirmation, if made by telecopier,
      (C) one (1) Business Day after being deposited with such courier, if made by overnight courier or (D) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  (i) if to a Holder, at the most current address given by such
            Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  (ii) if to the Company, to:

                       Suntech Power Holdings Co., Ltd.
                       17-6 Changjiang South Road
                       New District, Wuxi
                       Jiangsu Province 214028
                       People's Republic of China
                       Attention: Chief Financial Officer
                       Telecopy No.: +86-510-8534-4448

                  (iii) if to the Initial Purchasers, to:

                        UBS Securities LLC
                        229 Park Avenue
                        New York, NY 10171,
                        Attention: Syndicate Department

                        with copies to:

                        Goldman Sachs (Asia) L.L.C.
                        68th Floor, Cheung Kong Center
                        2 Queen's Road Central
                        Hong Kong
                        Attention: Syndicate Department

                        and

                        ABN AMRO Rothschild
                        41st Floor, Cheung Kong Center
                        2 Queen's Road Central
                        Hong Kong
                        Attention: Head of Equity Capital Markets or to such other address as such person may have furnished to the other persons identified in this Section 9(d) in writing in accordance herewith.

                  (e) Majority of Registrable Securities. For purposes of
            determining what constitutes holders of a majority of Registrable Securities, as referred to in this Agreement, a majority shall mean holders of a majority of the Underlying Ordinary Shares that constitute Registrable Securities, treating (i) each holder of Notes that constitute Registrable Securities as the holder of the Underlying Ordinary Shares represented by the Underlying ADSs issuable upon conversion of such Notes as if such Notes were convertible solely into ADSs (without regard to the Company's right to elect full or partial cash settlement upon conversion of the Notes pursuant to the Indenture), and (ii) treating each holder of ADSs (if any) that constitute Registrable Securities as the holder of the Underlying Ordinary Shares represented by such ADSs.

                  (f) Approval of Holders. Whenever the consent or approval of
            Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its "affiliates" (as such terms is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities, if the Initial Purchasers or such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (g) Third Party Beneficiaries. Each Holder shall be third
            party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it may deem such enforcement necessary or advisable to protect its rights hereunder. The Trustee shall be entitled to the rights granted to it pursuant to this Agreement and shall be bound by the terms hereof.

                  (h) Successors and Assigns. Any person who purchases any
            Covered Security from any Initial Purchaser or from any Holder shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Holder of any Covered Security.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                  (j) Headings. The headings in this Agreement are for
            convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
            CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

            NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  (l) Severability. If any term, provision, covenant or
            restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (m) Entire Agreement. This Agreement is intended by the
            parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

                  (n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4,
            Section 5 or Section 6 hereof and the obligations to make payments of and provide for additional interest under Section 2(e) hereof to the extent such additional interest accrued prior to the end of the Effectiveness Period and to the extent any overdue additional interest accrues in accordance with the last paragraph of such
            Section 2(e), each of which shall remain in effect in accordance with its terms.

                  (o) Submission to Jurisdiction. Except as set forth below, no proceeding, claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Initial Purchaser. THE COMPANY, EACH INITIAL PURCHASER AND EACH HOLDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company, each Initial Purchaser and each Holder agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

                  (p) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company agrees to indemnify the Initial Purchasers against any loss incurred by such Initial Purchasers as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which such Initial Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by such Initial Purchaser. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Initial Purchaser hereunder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         Very truly yours,

                                         SUNTECH POWER HOLDINGS CO., LTD.

                                         By:____________________________________
                                         Name:
                                         Title:

                         [REGISTRATION RIGHTS AGREEMENT]

Accepted and agreed to as of the date
first above written:

UBS Securities LLC

By: ________________________________
    Name:
    Title:

By: ________________________________
    Name:
    Title:

Goldman Sachs (Asia) L.L.C.

By: ________________________________
    Name:
    Title:

ABN AMRO Bank N.V. Hong Kong Branch and N M Rothschild & Sons (Hong Kong) Limited, each trading as ABN AMRO Rothschild

By: ________________________________
    Name:
    Title:

                         [REGISTRATION RIGHTS AGREEMENT]